Exhibit 99.1

MES GROUP, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
MES Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of MES Group, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of stockholders' equity, statements of income, comprehensive income, and cash flows for the years ended December 31, 2010, 2009, and 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MES Group, Inc. ans Subsidiaries as of December 31, 2010 and 2009, and the results of their operations and cash flows for the years ended December 31, 2010, 2009, and 2008 in conformity with accounting principles generally accepted in the United States of America.

Sterling Heights, Michigan
April 29, 2011

MES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$731,006	$447,061

Marketable securities	-	255,410

Accounts receivable, net	27,837,839	23,932,505

Other receivables	47,407	140,585

Notes receivable - related party	37,053	60,000

Prepaid expenses	640,548	785,078

Assets from discontinued operations	6,337,067	3,372,568

Total current assets	35,630,920	28,993,207

PROPERTY AND EQUIPMENT, net	7,986,101	4,481,533

OTHER ASSETS

Deposits	209,587	157,733

Construction in process	91,851	-

Intangible assets, net	1,936,494	2,272,471

Assets from discontinued operations	1,387,607	612,795

	3,625,539	3,042,999

TOTAL ASSETS	$47,242,560	$36,517,739

	December 31,
	2010	2009
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Note payable - bank	$11,281,659	$12,510,882
Accounts payable and bank overdraft	2,853,686	1,770,727
Accrued expenses	2,138,446	1,972,213
Federal income taxes payable	51,490	117,595
Deferred tax liability	8,510,196	5,558,906
Liabilities from discontinued operations	8,101,114	4,760,641

Total current liabilities	32,936,591	26,690,964

LIABILITY UNDER INTEREST RATE SWAP	74,892	322,470

DEFERRED TAX LIABILITY, NONCURRENT	29,600	55,900

TOTAL LIABILITIES	33,041,083	27,069,334

STOCKHOLDERS' EQUITY

Common stock, par value $.01 per share;
authorized 1,100,000 shares, issued and
outstanding 742,614 and 743,661 at
December 31, 2010 and 2009, respectively	7,427	7,437
Additional paid in capital	111,759	153,187
Retained earnings	14,157,183	9,610,251
Accumulated other comprehensive loss	(74,892)	(322,470)

TOTAL STOCKHOLDERS' EQUITY	14,201,477	9,448,405

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$47,242,560	$36,517,739

MES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years ended December 31, 2010, 2009, and 2008

					Accumulated
	Common Stock		Additional		Other
	Number		Paid in	Retained	Comprehensive
	of Shares	Amount	Capital	Earnings	Loss	Total
Balance,
January 1,
2008	763,289	$7,633	$455,697	$3,328,942	$-	$3,792,272

Acquisition of stock	(12,794)	(128)	(151,993)	-	-	(152,121)

Other
comprehensive
loss - unrealized
loss on interest
rate swap
agreement	-	-	-	-	(435,766)	(435,766)

Net income	-	-	-	1,472,756	-	1,472,756

Balance,
December 31,
2008	750,495	7,505	303,704	4,801,698	(435,766)	4,677,141

Acquisition of stock	(6,834)	(68)	(150,517)	-	-	(150,585)

Other
comprehensive
income - unrealized
income on interest
rate swap
agreement	-	-	-	-	113,296	113,296

Net income	-	-	-	4,808,553	-	4,808,553

Balance,
December 31,
2009	743,661	7,437	153,187	9,610,251	(322,470)	9,448,405

Acquisition of stock	(1,047)	(10)	(41,428)	-	-	(41,438)

Other
comprehensive
income -
unrealized income
on interest rate
swap agreement	-	-	-	-	247,578	247,578

Net income	-	-	-	4,546,932	-	4,546,932

Balance,
December 31,
2010	742,614	$7,427	$111,759	$14,157,183	$(74,892)	$14,201,477

MES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Years ended December 31,
	2010	2009	2008

Revenues	$129,617,283	$121,538,700	$103,788,973

Costs and expenses:
Costs of revenues	90,579,082	83,578,804	71,896,636
Selling, general and
administrative expenses	29,391,656	28,277,565	26,011,242
Depreciation and amortization	1,718,962	1,556,963	1,150,864

Total costs and expenses	121,689,700	113,413,332	99,058,742

Income from continuing
operations	7,927,583	8,125,368	4,730,231

Other income (expense)
Interest expense	(602,544)	(738,364)	(769,768)
Other income (expense), net	269,440	793,213	615,880

Total other income (expense)	(333,104)	54,849	(153,888)

Income from continuing
operations before provision
for Federal, state,
and local income taxes	7,594,479	8,180,217	4,576,343

Provision for Federal, state and
local income taxes
Current year	514,372	366,535	878,990
Deferred	2,897,695	3,069,474	1,313,832

	3,412,067	3,436,009	2,192,822

Income from continuing operations	4,182,412	4,744,208	2,383,521

Income (loss) from discontinued
operations, net of income
(refundable) taxes of $93,746,
$262,989 and ($466,356) in
2010, 2009, and 2008, respectively	364,520	64,345	(910,765)

Net income	$4,546,932	$4,808,553	$1,472,756

MES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years ended December 31,
	2010	2009	2008

Net income	$4,546,932	$4,808,553	$1,472,756

Other comprehensive gain (loss) -
unrealized gain (loss) on
interest rate swap agreement	247,578	113,296	(435,766)

Comprehensive income	$4,794,510	$4,921,849	$1,036,990

MES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2010	2009	2008
OPERATING ACTIVITIES
Net income	$4,546,932	$4,808,553	$1,472,756
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,718,963	1,556,963	1,150,864
(Gain) loss on marketable securities	5,921	(88,668)	128,691
Loss on sale of equipment	14,363	64,141	26,756
Change in allowance for doubtful accounts	(347,681)	96,156	(65,294)
Deferred income taxes	2,924,990	3,069,474	1,313,832
Changes in operating assets and liabilities
net of asset acquistion:
Accounts receivable	(3,464,475)	(3,204,078)	(1,544,885)
Prepaid expenses	144,530	(158,945)	(13,110)
Deposits	(51,854)	7,727	30,325
Accounts payable and accrued expenses	76,925	(289,652)	(2,373,256)
Federal income taxes payable	(66,105)	117,595	-
Discontinued operations - cash provided by
(used in) operating activities	397,578	(1,145,744)	3,003,306

Net cash provided by operating activities	5,900,087	4,833,522	3,129,985

INVESTING ACTIVITIES
Proceeds from sale of marketable securities	323,459	-	-
Expenditures for marketable securities	(73,970)	-	-
Expenditures for property and equipment	(5,584,563)	(1,291,073)	(1,294,022)
Expenditures for asset acquisition	-	-	(5,000,000)
Proceeds from sale of property and equipment	503,077	3,193	5,500
Discontinued operations - cash used in
investing activities	(876,342)	(267,619)	(370,103)

Net cash used in investing activities	(5,708,339)	(1,555,499)	(6,658,625)

FINANCING ACTIVITIES
Net activity under note payable - bank	(1,229,223)	175,549	1,110,656
Net activity under officer notes receivable	22,947	(60,000)	-
Net activity under bank overdraft	1,172,267	(288,542)	920,643
Proceeds from issuance of long-term debt	-	-	4,000,000
Payment of long-term debt	-	(2,827,562)	(2,094,675)
Acquisition of stock	(41,438)	(150,585)	(152,121)
Discontinued operations - cash provided by
financing activities	167,644	41,735	-

Net cash provided by (used in)
financing activities	92,197	(3,109,405)	3,784,503

NET INCREASE IN CASH AND
CASH EQUIVALENTS	283,945	168,618	255,863

CASH AND CASH EQUIVALENTS,
beginning of year	447,061	278,443	22,580

CASH AND CASH EQUIVALENTS, end of year	$731,006	$447,061	$278,443

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

The following is a summary of certain accounting policies followed in the preparation of these consolidated financial statements.  The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these consolidated financial statements.

Company Operations

MES Group, Inc. and Subsidiaries, (the “Company”) provides independent medical reports, x-ray exams, lab work, peer reviews, billing, and consulting for its clients.  The medical reports are for individuals seeking disability benefits or indemnity due to injury or disease.  The medical reports, x-ray exams, lab work and the Company’s consultation are utilized by clients in determining the examinee’s eligibility for, or entitlement to, benefits or indemnity.

The Company’s clients include many of the largest corporations and insurance companies in the United States.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of MES Group, Inc., a Michigan Corporation, and the following wholly-owned subsidiaries:

Medical Evaluation Specialists, Inc. – a Michigan corporation
Medical Evaluation Specialists, California – a California corporation
Medical Evaluation Specialists, Massachusetts – a Massachusetts corporation
Medical Evaluation Specialists, Texas – a Texas corporation
Medical Evaluation Specialists, Illinois – an Illinois corporation
Medical Evaluation Specialists, Pennsylvania – a Pennsylvania corporation
Medical Evaluation Specialists, P.C. – a New York corporation
MEDS, Inc. – a Michigan corporation
Lone Star Consulting Service, Inc. – a Texas corporation DDA Management Services, LLC – a Texas limited liability company, a wholly-owned subsidiary of Lone Star Consulting Service, Inc.

All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

Concentration of Credit Risk

The Company from time to time during the years covered by these consolidated financial statements may have bank balances in excess of its insured limits.  Management has deemed this as a normal business risk.

A high concentration of the Company’s accounts receivable is from insurance companies.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.  At December 31, 2010 and 2009, the Company did not have any cash equivalents.

Fair Value Measurements

Generally accepted accounting principles establish a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the plan has the ability to access.

Level 2	Inputs to the valuation methodology include
	●	quoted prices for similar assets or liabilities in active markets;
	●	quoted prices for identical or similar assets or liabilities in inactive markets;
	●	inputs other than quoted prices that are observable for the asset or liability;
	●	inputs that are derived principally from or corroborated by observable market data by correlation or other means

If the asset or liability has a specific (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following is a description of the valuation methodologies used for assets measured at fair value:

Marketable securities:  Valued at the net asset value of shares held by the Company at year end.

Interest Rate Swaps:  Valued at a continuously compounded zero coupon discounted cash flow valuation methodology based upon yield curve definition, money market rates, futures prices, and long term yields.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values.  Furthermore, although management believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair values of certain financial instruments could result in different fair value measurements at the reporting date.

Fair values of assets and liabilities measured on a recurring basis at December 31, 2010 and 2009 are as follows:

	2010	2009
Assets:
Available-for-sale securities	$-	$254,890
Trading securities	-	520

	-	255,410
Liabilities:
Derivatives	$74,892	$322,470

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

The following table presents the Company’s fair value hierarchy for the above assets and liabilities measured at fair value on a recurring basis as of December 31, 2010.

	Fair Value Measurements at Reporting Date Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Derivatives	$-	$74,892	$-

The following table presents the Company’s fair value hierarchy for the above assets and liabilities measured at fair value on a recurring basis as of December 31, 2009.

	Fair Value Measurements at Reporting Date Using
	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level2)	Significant Unobservable Inputs (Level 3)
Assets:
Trading securities	$520	$-	$-
Available-for-sale securities	254,890	-	-

	255,410	-	-
Liabilities:
Derivatives	$-	$322,470	$-

Accounts Receivable and Allowance for Doubtful Accounts

The Company carries its accounts receivable at cost less an allowance for doubtful accounts, which amounted to $392,500 and $740,181 at December 31, 2010 and 2009, respectively.  The allowance for doubtful accounts is based upon a percentage determined on prior experience of collections.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

The Company does not accrue interest on trade receivables. Each customer’s receivables are analyzed separately for determination of past due status based upon that customer’s payment history.  The Company will then contact the customer for all past due amounts.  If no payment is received or no arrangement for payment has been made, the Company will then write off the uncollectible portion of the account balance.  If any payment is received after an amount has been written off, the Company will then recognize a bad debt recovery.  Generally, the Company does not require collateral for its accounts receivable.

Revenue Recognition

Revenues, and any related expenses, are recorded at the time medical examinations are provided by contracted physicians, and at the time x-ray, laboratory and consultation services are provided by the Company.  Peer review services revenue is recorded upon the completion of the evidence-based review provided to a medical practice on improvements to be made to reduce malpractice claims. Revenue generated from billing services is recorded as gross revenue at the time the examination is provided by outside physicians.  The Company grants credit without collateral to insurance companies.

Costs of Revenues

Costs of revenues are comprised of fees paid to members of the Company’s medical panel; other direct costs including transcription, film and medical record obtainment and transportation; and other indirect costs including labor and overhead related to the generation of revenues.

Property and Equipment

Management capitalizes expenditures for property and equipment. Expenditures for maintenance and repairs are charged to costs and expenses. Property and equipment are carried at cost.  Adjustments of the asset and the related accumulated depreciation accounts are made for property and equipment retirement and disposals, with the resulting gain or loss included in the consolidated statements of income.

Depreciation

Depreciation of property and equipment is computed using the straight-line method for book purposes and accelerated methods for tax purposes over the estimated useful lives of the assets at acquisition. Depreciation expense for the years ended December 31, 2010, 2009, and 2008 amount to $1,382,985, $1,220,986, and $982,875, respectively.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (Continued)

Net Operating Loss Carryforwards

At December 31, 2010, the Company has a net operating loss carryforward totaling approximately $2,630,000 which may provide future benefits expiring at various dates through December 31, 2028.

Promotion

Promotion costs are expensed as incurred.  During the years ended December 31, 2010, 2009, and 2008, promotion expenses amounted to $217,892, $140,753, and $205,777, respectively.

Interest Expense

During the years ended December 31, 2010, 2009, and 2008, interest expense amounted to $602,544, $738,364, and $769,768, respectively.

Subsequent Events

The Company has performed a review of events subsequent to the balance sheet date through April 29, 2011, the date the financial statements were available to be issued.  See Note 18 for detail of reportable subsequent events.

NOTE 2 – RELATED PARTY TRANSACTIONS

At December 31, 2009, the Company had notes receivable from a related party, through common ownership, in the amount of $60,000.  The notes bore interest at rates ranging from 2.80% to 3.40% and matured in September 2010.  The notes were paid in full during the year ended December 31, 2010.

At December 31, 2010 and 2009, the Company has a loan receivable from a shareholder of the Company in the amounts of $37,053 and $100,192, respectively.  The note bears interest at 2.00% and is due on demand.  Interest on the note amounted to $1,439 and $192 for the years ended December 31, 2010 and 2009, respectively.

NOTE 3 – MARKETABLE SECURITIES

The Company classified $520 of marketable equity securities as trading securities at December 31, 2009. The cost of securities sold is based on the specific identification method.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 3 – MARKETABLE SECURITIES (Continued)

The Company classified the remaining $254,890 of marketable equity securities as available for sale and carried these securities in the financial statements at fair value at December 31, 2009.  Unrealized and realized gains and losses are reported on the consolidated statements of income under the caption: “Other income (expense), net.”  The Company had a net unrealized gain of $88,670 for the year ending December 31, 2009.  During the year ended December 31, 2010, the Company sold all of the marketable equity securities and had a net realized loss of $4,430.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2010	2009

Land, building and improvements	$4,746,031	$1,450,269
Furniture and fixtures	2,566,198	2,451,809
Examination equipment	304,592	305,365
Office equipment	1,878,241	1,861,844
Computer equipment	5,313,611	3,399,834
Transportation equipment	304,894	268,388
Leasehold improvements	2,500,401	2,479,255
Property and equipment from
discontinued operations	(1,613,561)	(760,560)

	16,000,407	11,456,204

Less: Accumulated depreciation	8,253,780	7,128,081
Accumulated depreciation from
discontinued operations	(239,474)	(153,410)

	8,014,306	6,974,671

	$7,986,101	$4,481,533

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 5 – INTANGIBLE ASSETS SUBJECT TO AMORTIZATION

Intangible assets subject to amortization consist of the following:

	December 31,
	2010	2009

Covenant not to compete, net of accumulated amortization of $208,333 and $125,000 in 2010 and 2009, respectively	$41,667	$125,000

Customer list, net of accumulated amortization of $631,609 and $378,965 in 2010 and 2009, respectively	1,894,827	2,147,470

	$1,936,494	$2,272,470

The covenant not to compete is amortized on a straight-line basis over 3 years.  For the years ended December 31, 2010, 2009, and 2008, amortization expense related to the non-compete was $83,333, $83,333, and $41,667, respectively.

The customer list is being amortized on a straight-line basis over 10 years.  For the years ended December 31, 2010, 2009, and 2008, amortization expense related to the customer list was $252,644, $252,644, and $126,322, respectively.

Estimated future amortization expense for the next five years and in the aggregate is as follows:

Years ending December 31,	Amount

2011	$294,311
2012	252,644
2013	252,644
2014	252,644
2015	252,644
Subsequent to 2015	631,607

$1,936,494

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 5 – INTANGIBLE ASSETS SUBJECT TO AMORTIZATION (Continued)

In accordance with Goodwill and Other Intangible Assets, the Company reviews its long-lived assets, including the covenant not to compete and the customer list annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.  To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets.  As of December 31, 2010 and 2009, adjustment for impairment was not required.

NOTE 6 – ASSET ACQUISITION

On June 30, 2008, DDA Management Services, LLC purchased all of the assets of Hooper Evaluations, Inc. for $5,000,000.  DDA Management Services, LLC was a newly formed entity that is 100% owned by Lone Star Consulting Service, Inc., which is a wholly-owned subsidiary of MES Group, Inc.

The following table summarizes the estimated fair values of the assets acquired on June 30, 2008:

Description	Amount

Accounts receivable	$2,279,634
Prepaid expenses and
other current assets	185,983
Deposits	13,637
Computer equipment	379,299
Furniture and fixtures	422,747
Leasehold improvements	35,375
Intangible asset - customer list	2,526,436
Intangible asset - covenant
not-to-compete	250,000
Accounts payable and
accrued expenses	(1,093,111)

$5,000,000

Cash in the amount of $1,000,000 for the purchase price was drawn from MES Group, Inc.’s existing line of credit as described in Note 8.  The remaining $4,000,000 was financed via an installment note.

NOTE 7 – ACCOUNTS PAYABLE

Accounts payable consist of the following:

	December 31,
	2010	2009

Bank overdraft	$2,853,686	$1,681,419
Accounts payable - trade	-	89,308

	$2,853,686	$1,770,727

NOTE 8 – NOTE PAYABLE – BANK – LINE-OF-CREDIT

At December 31, 2010 and 2009, the Company had drawn $11,281,659 and $12,510,882, respectively under a due on demand credit agreement with a bank. The Company may borrow up to $18,000,000 on a revolving basis. The Company has the option of borrowing at the greater of prime less 0.50% (prime was 3.25% at December 31, 2010) or the average overnight Federal Funds rate plus 1% or borrowing at the Euro-dollar based rate at LIBOR plus 1.00% (LIBOR was 1.41% at December 31, 2010).

At December 31, 2010 and 2009, the Company borrowed $10,000,000 at the Euro-dollar based rate at LIBOR plus 1.00% and borrowed the remaining at the prime rate. The indebtedness is secured by the general assets of the Company and guaranteed by a shareholder of the Company and all the Corporations listed in Note 1.  The debt is subject to certain restrictive financial covenants related to tangible net worth and debt service coverage.

NOTE 9 – INTEREST RATE SWAP AGREEMENT

The Company has entered into an interest rate swap agreement with a financial institution maturing on March 11, 2011. The agreement effectively modifies a portion of the Company’s variable rate debt obligations to fixed rate debt obligations, thus mitigating exposure to interest rate fluctuations.  The agreement has been designated as a cash flow hedge for financial reporting purposes, and accordingly, has been recorded in the consolidated balance sheet at fair value.  Changes in the fair value of the interest rate swap agreement are recognized in other comprehensive income. The unrealized gain (loss) on the interest rate swap agreement for the years ended December 31, 2010, 2009, and 2008 was $247,578, $113,296, and ($435,766), respectively. Realized gains and losses are recognized as a component of interest expense.  There were no gains or losses recognized due to hedge ineffectiveness.

Management believes the carrying value of the amount reflected in the consolidated balance sheet pursuant to the financing arrangement discussed above approximates the fair value.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 10 – EMPLOYEE BENEFIT PLAN

The Company is the sponsor of an employee savings 401(k) plan covering substantially all employees who meet predetermined eligibility requirements.  Contributions are made through voluntary employee withholdings and are subject to matching by the Company at its discretion.  Matching contributions were $360,232, $322,553, and $309,798 for the years ended December 31, 2010, 2009, and 2008, respectively. The Company has funded or accrued all calculated contributions as of the consolidated balance sheet date.

NOTE 11 – OPERATING LEASES

Rental costs included in costs and expenses were $3,298,168, $3,543,826, and $3,419,690 for the years ended December 31, 2010, 2009, and 2008, respectively.  These rentals were paid under operating leases for office space and various equipment and expire at various dates through October 2017.  At the end of the initial lease term, most of the leases for office space can be renewed for periods from 30 days to 5 years.

The following is a schedule of minimum future rental payments under the non-cancelable operating leases for the next five years and in the aggregate:

Years ending December 31,	Amount

2011	$2,475,037
2012	2,121,208
2013	953,140
2014	612,598
2015	488,983
Subsequent to 2015	599,985

$7,250,951

NOTE 12 – SELF-INSURED HEALTH INSURANCE PLAN

The Company is self-insured for the purposes of certain medical benefits including health insurance. Under the plan, for the years ended December 31, 2010, 2009, and 2008, the Company was liable for the first $60,000 of claims per employee, or $3,000,000 in aggregate.  Any claims that exceed these amounts are paid by the underlying insurance policy. Total claims paid for the years ended December 31, 2010, 2009, and 2008 were approximately $4,540,000, $3,480,000, and $2,990,000, respectively.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 13 – LITIGATION

Various claims and lawsuits, incidental to the ordinary course of business, are pending against the Company.  In the opinion of management, after consultation with legal counsel, resolution of these matters is not expected to have a material effect on the Company’s consolidated financial statements.

NOTE 14 – EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

On January 1, 1989 the Company formed the MES Group, Inc. Employee Stock Ownership Trust (ESOT), a leveraged employee stock ownership plan, to provide an opportunity for the Company to distribute stock to substantially all its employees.  On April 1st, 2003, the Company repurchased from the ESOT the unallocated shares outstanding.

Total shares allocated to the ESOT were 94,441 and 95,488 at December 31, 2010 and 2009, respectively.  All shares, including unallocated, are treated as outstanding for earnings per share purposes.

The ESOT has a put option that requires the Company to repurchase its common stock from participants in the ESOT who are eligible to receive benefits under the terms of the plan and elect to receive cash in exchange for their common stock.  The potential commitment for the put option at December 31, 2010 is based on the fair market value of the shares determined by an independent appraiser annually.  This commitment will fluctuate based on the fair value of the shares.

NOTE 15 – INCOME TAXES

Income taxes

Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Income taxes are provided at the applicable rates on the basis of items included in the determination of income for income tax purposes.  The Company’s effective tax rate may be different than what would be expected if the Federal and State statutory rates were applied to income from continuing operations primarily because of amounts expensed for financial reporting that are not deductible for tax purposes and possibly items taxable for tax purposes or deductible for tax purposes which are not includable for financial reporting.  The significant permanent difference is meals and entertainment.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 15 – INCOME TAXES (Continued)

Income tax expense for the years ended December 31, 2010, 2009, and 2008, is as follows:

	December 31,
	2010	2009	2008

Current
Federal	$478,671	$123,809	$-
State	119,636	446,796	408,882
City	9,811	13,131	3,752

Deferred
Federal	2,801,900	2,670,868	1,313,832
State	95,795	444,394	-

	$3,505,813	$3,698,998	$1,726,466

Effective January 1, 2009 the Company adopted the provisions of ASC 740 regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions.  Each income tax position is assessed using a two step process.  A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities.  If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.  There was no liability recorded related to unrecognized tax benefits as of the adoption date.  At December 31, 2010 and 2009, there were no uncertain tax positions that require accrual.

None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities.  However calendar years 2007 and later remain subject to examination by the IRS and respective states.

Michigan adopted the Michigan Business Tax which is a tax on taxable income and a tax on adjusted gross receipts. It is management’s policy to report both components of the tax as an income tax.

The statute created a “joint and severally liable” unitary tax on entities which are generally commonly controlled and have inter-company “flow of value” transactions.  It is the intent of management to record the expense and pay the entire unitary tax of the group of entities in this Company.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 15 – INCOME TAXES (Continued)

Deferred Income Taxes

Deferred income taxes are provided for timing differences between financial reporting and income tax purposes under the provisions of Accounting for Income Taxes, which requires deferred income taxes be computed on the liability method and deferred tax assets are recognized only when realization is more likely than not.  The principal timing differences arise from the use of an accelerated depreciation method for tax purposes and a straight-line method for book purposes, the amortization of intangibles for tax purposes, the allowance for doubtful accounts, various accruals and a net operating loss carryforward.

At December 31, 2010 and 2009, deferred income taxes consist of the following:

	December 31,
	2010		2009
	Current	Noncurrent	Current	Noncurrent
Deferred tax assets
Allowance for doubtful
accounts	$146,500	$-	$281,600	$-
Net operating loss	981,700	-	2,696,900	-
Accrued expenses	1,050,000	-	909,200	-
Accounts payable	1,669,700	-	1,418,900	-
Research and
development credit	16,500	-	16,500	-
Intangible assets	-	140,900	-	86,000
Unrecognized loss on
marketable securities	-	-	17,200	-
Deferred tax assets from
discontinued operations	18,493	-	45,788	-

Total deferred tax assets	3,882,893	140,900	5,386,088	86,000

Deferred tax liabilities
Accounts receivable	(12,152,489)	-	(10,643,894)	-
Prepaid expenses	(240,600)	-	(301,100)	-
Property, plant, and
equipment	-	(170,500)	-	(141,900)

Total deferred tax liabilities	(12,393,089)	(170,500)	(10,944,994)	(141,900)

Net deferred tax
liabilities	$(8,510,196)	$(29,600)	$(5,558,906)	$(55,900)

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 15 – INCOME TAXES (Continued)

The effective tax rate before income taxes for the years ended December 31, 2010, 2009, and 2008 varies from the current statutory Federal income tax rate as follows:

	December 31,
	2010	2009	2008

Statutory rate	35.00%	35.00%	35.00%
State taxes	2.33%	3.04%	2.79%
Other taxes	7.60%	3.96%	10.13%

	44.93%	42.00%	47.92%

NOTE 16 – CASH FLOWS

At December 31, supplemental disclosure of cash flows information is as follows:

	2010	2009	2008

Interest paid	$613,907	$740,090	$745,108

Income taxes paid	$659,948	$621,534	$538,009

Financing activities not affecting cash:

During the years ending December 31, 2010, 2009, and 2008, the Company reported an unrealized gain (loss) on an interest rate swap agreement in the amount of $247,578, $113,296, and ($435,766), respectively.

NOTE 17 – DISCONTINUED OPERATIONS

In November 2010, the Company signed a letter of intent to sell all operations after it spun out the subsidiaries that operate solely with the Veterans Administration.  Those subsidiaries include Medical Evaluation Specialists, Texas, Medical Evaluation Specialists, Illinois, and MEDS, Inc.  The Company’s financial statements have been prepared with the assets, liabilities, results of operations, and cash flows of three spun off subsidiaries displayed separately as "discontinued operations." The Company successfully completed the spin-off as of January 2011 and the sale of the remaining Companies as of February 2011 for approximately $175 million of cash consideration, 1.4 million shares of acquired common stock at a value of $30 million, and $10 million of assumed debt.

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 17 – DISCONTINUED OPERATIONS (Continued)

The Company has no continuing involvement with any of the three listed Companies.  The Company does not have the ability to influence operations or financial policies, has not retained risk associated with any of the listed Companies’ operations, and does not have the ability to restrict other entities from benefiting through association with any of the listed Companies.

Current assets of the Veterans Administration operations, consisting primarily of accounts receivable, have been recorded at their estimated net realizable values and are carried as a current asset under the caption "Assets from discontinued operations” in the accompanying balance sheets.  Long-term assets of the Veterans Administration operations, consisting primarily of furniture and fixtures and leasehold improvements, have been recorded at their estimated net realizable values and are carried as a long-term asset under the caption "Assets from discontinued operations” in the accompanying balance sheets. Liabilities of the Veterans Administration operations, consisting primarily of bank overdrafts, accounts payable, and accrued expenses, are carried as a current liability under the caption “Liabilities from discontinued operations” in the accompanying balance sheets.

Certain reclassifications relating to the discontinued operations were made to the prior year financial statements to conform to the current year presentation.

As of December 31, 2010 and 2009, the Company’s assets and liabilities related to discontinued operations were as follows:

	December 31,
	2010	2009

Accounts receivable	$6,296,124	$3,366,252
Employee advances	37,053	-
Prepaid expenses	3,890	6,316
Property and equipment, net of
accumulated depreciation of
$239,474 and $153,410 in 2010
and 2009, respectively	1,374,087	607,150
Deposits	13,520	5,645
Bank overdraft	(209,379)	(41,735)
Accounts payable	(7,760,120)	(4,668,762)
Accrued expenses	(113,122)	(4,356)
Deferred tax liability	(18,493)	(45,788)

Net liability from discontinued
operations	$(376,440)	$(775,278)

MES GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

NOTE 17 – DISCONTINUED OPERATIONS (Continued)

Results of operations from the discontinued operations are as follows:

	December 31,
	2010	2009	2008

Revenue	$23,515,894	$13,124,624	$2,004,633

Costs and expenses
Costs of revenues	15,265,191	8,729,353	2,060,684
Selling, general,
and administrative	7,595,313	3,935,455	1,280,970
Depreciation and amortization	197,124	132,482	40,100

Total costs and expenses	23,057,628	12,797,290	3,381,754

Income from continuing
operations	458,266	327,334	(1,377,121)

Income (refundable) taxes	93,746	262,989	(466,356)

Net income (loss) from
discontinued operations	$364,520	$64,345	$(910,765)

NOTE 18 – SUBSEQUENT EVENTS

During January 2011, the Company distributed assets with a net book value of $3,789,587 to the majority stockholder.